For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports First Quarter 2013 Results

April 24, 2013, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), (“Southwest”), today reported net income available to common shareholders for the first quarter of 2013 of $2.4 million, or $0.12 per diluted share, compared to $1.0 million, or $0.05 per diluted share, for the fourth quarter of 2012.

Mark Funke, President and CEO, stated, “We are reporting another quarter of earnings with $2.4 million in net income for the quarter,  an increase from the $1.0 million in the fourth quarter of 2012.

“2013 will continue to be a positive rebuilding year for Southwest.  During the first quarter several new talented bankers were added into key commercial lending, treasury management, and mortgage positions, building a base for future revenue generation and more diversification in the loan portfolio.  We worked to identify weakness in certain segments of the loan portfolio and other real estate and took aggressive actions to address these issues.  Improved asset quality and building a base of consistent, conservative, and sustainable earnings growth will remain key focus points in 2013.  Southwest remains significantly well capitalized allowing us to focus on long term improvements in our company while continuing to serve and support our communities and loyal customer base.”

Financial Overview

Unless otherwise indicated, the following discussion excludes “covered” assets, which are subject to loss sharing agreements with the FDIC.  For information on covered versus noncovered assets, please see the accompanying unaudited financial statement and tables.

Condition:    At March 31, 2013, total assets were $2.1 billion, down $30.6 million, or 1%, from December 31, 2012, and total loans were $1.3 billion, down $51.5 million, or 4%, from December 31, 2012, primarily in commercial real estate loans.

Investment securities decreased $11.5 million, or 3%, to $365.6 million as of March 31, 2013, from $377.1 million as of December 31, 2012.  The investment portfolio is managed to provide safety, liquidity, and collateral for public funds and borrowings.  The investment portfolio continues to be managed in compliance with the current investment policy, including interest rate and liquidity risk stress testing, and the average duration of the portfolio not exceeding four years.

At March 31, 2013, the allowance for loan losses was $42.6 million, a decrease of 8% from December 31, 2012.  The allowance for loan losses to portfolio loans was 3.29% as of March 31, 2013 compared to 3.52% as of December 31, 2012.  The allowance for loan losses to nonperforming loans was 131.78% as of March 31, 2013, compared to 121.10% as of December 31, 2012.

Nonperforming assets were $41.8 million, or 3.20% of portfolio loans and other real estate, as of March 31, 2013,  a decrease of $7.9 million (16%) from $49.7 million, or 3.73% of portfolio loans and other real estate, as of December 31, 2012.  The decrease in nonperforming assets during the first quarter is attributable to charge-offs of $4.6 million in nonperforming loans, primarily related to one commercial healthcare loan located out of market,  $3.9 million in resolutions and payments on nonperforming loans, a $3.3 million decrease in loans ninety days past due,

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports First Quarter 2013 Results

the return to accrual status of $2.6 million in nonaccrual loans, the recognition of impairments in other real estate assets of $1.4 million, and the receipt of $0.5 million from sales of other real estate, offset by placing $8.4 million in loans on nonaccrual.  Subsequent to the end of the first quarter, Southwest was successful in the sale of an other real estate property.  The commercial real estate property was included in first quarter other real estate in our Texas market at a value of $7.2 million and this sale will generate a pre-tax gain on sale of $1.7 million, which will be reflected in second quarter earnings.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of March 31, 2013 and December 31, 2012.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at March 31, 2013 and December 31, 2012.  Please see Table 6 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and each of its banking subsidiaries, as of March 31, 2013,  exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $343.6 million, for a total risk-based capital ratio of 23.54%, and Tier 1 capital was $324.7 million, for a Tier 1 risk-based capital ratio of 22.25%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $197.6 million.  Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $273.4 million, for a total risk-based capital ratio of 21.43%, and Tier 1 capital of $242.1 million, for a Tier 1 risk-based capital ratio of 18.98%.  Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $145.8 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

First Quarter Results:

Summary:  For the first quarter of 2013, net income available to common shareholders was $2.4 million, compared to $4.1 million for the first quarter of 2012, and $1.0 million for the fourth quarter of 2012.  The $1.7 million decrease in our net income available to common shareholders from the first quarter of 2012 is the result of a $5.2 million decrease in net interest income, offset in part by a $1.3 million decrease in income tax expense,  a $1.2 million decrease in the provision for loan losses, and the $1.1 million decrease primarily in dividends on preferred stock due to the repurchase during 2012.  The increase in net income available to common shareholders from the fourth quarter of 2012 is the result of a $3.3 million decrease in noninterest expense and a $2.6 million decrease in the provision for loan losses, offset in part by a $1.7 million decrease in net interest income, a $1.4 million increase in income taxes, and a $1.3 million decrease in noninterest income.

Net Interest Income:    Net interest income totaled $15.6 million for the first quarter of 2013, compared to $20.8 million for the first quarter of 2012, a decrease of $5.2 million, or 25%, and to $17.3 million for the fourth quarter of 2012, a decrease of $1.7 million, or 10%.  Noncovered loans declined $49.4 million, or 4%, from December 31, 2012 primarily due to commercial real estate loans.  Net interest margin was 3.16% for the first quarter of 2013, compared to 3.82% for the first quarter of 2012 and 3.41% for the fourth quarter of 2012.  The decrease is primarily the result of the reduction in loans.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses of $0.5 million was recorded for the first quarter of 2013, compared to a provision for loan losses of $1.7 million for first quarter of 2012 and a provision for loan losses of $3.1 million for the fourth quarter of 2012.  For the first quarter of 2013, net charge-offs totaled $4.4 million, or 1.32% (annualized) of average portfolio loans, compared to net charge-offs of $1.3 million, or 0.32% (annualized) of average portfolio loans for the first quarter of 2012, and net charge-offs of $0.1 million, or 0.03% (annualized) of average portfolio loans for the fourth quarter of 2012.

Noninterest Income:  Noninterest income totaled $3.5 million for the first quarter of 2013, compared to $3.5 million for the first quarter of 2012, and $4.9 million for the fourth quarter of 2012.  The decrease in noninterest income from the fourth quarter of 2012 is the result of a decline of $0.8 million in gain on sales of investment securities, a decline of $0.3 million in service charges and fees, a $0.1 million decline in gain on sale of loans, and a $0.1 million decline in other noninterest income.

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports First Quarter 2013 Results

Noninterest Expense:    Noninterest expense totaled $14.4 million for the first quarter of 2013, compared to $14.3 million for the first quarter of 2012 and $17.7 million for the fourth quarter of 2012.

The $3.3 million decrease from fourth quarter of 2012 consists primarily of a $2.5 million decrease in other real estate expense, which included a $1.4 million write-down of other real estate properties during the first quarter of 2013 partially offset by gains on sales of several properties.  Also included in the decline between linked quarters is a  $0.6 million decrease in general and administrative expense, which is primarily the result of decreased consulting fees, accounting fees, and miscellaneous expenses,  a $0.2 million decrease in provision for unfunded loan commitments, and a $0.1 million decrease in occupancy expense, offset in part by a $0.2 million increase in personnel expense.

Income Tax:  Income tax expense totaled $1.9 million for the first quarter of 2013, compared to $3.1 million for the first quarter of 2012 and $0.4 million for the fourth quarter of 2012.  The income tax expense fluctuates in relation to pre-tax income levels.  The first quarter 2013 effective tax rate was 43.88%, due to a $0.3 million reserve for tax credits.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services are offered from offices in Oklahoma, Texas, and Kansas.  Stillwater National was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At March 31, 2013,  Southwest had total assets of $2.1 billion, deposits of $1.7 billion, and shareholders’ equity of $250.5 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its subsidiaries provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of March 31, 2013, approximately $474.8 million, or 36%, of noncovered loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of current and potential healthcare lending business and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Additionally, Southwest also focuses on commercial real estate mortgage and construction lending.  As of March 31, 2013, approximately $1.0 billion, or 74%, of noncovered loans were commercial real estate mortgage and construction loans, including $328.4 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.  Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports First Quarter 2013 Results

•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2013 through the date its financial statements are filed with the Securities and Exchange Commission.  The March 31, 2013 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

NASDAQ: OKSB

OKSBP

Southwest Bancorp, Inc. Reports First Quarter 2013 Results

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Quarterly Summary Loan Data	Table 5
Unaudited Quarterly Summary Financial Data	Table 6
Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS			%		%
	2013	2012	Change	2012	Change
Operations
Net interest income	$15,606	$20,849	(25)%	$17,285	(10)%
Provision for loan losses	498	1,716	(71)	3,085	(84)
Noninterest income	3,537	3,514	1	4,871	(27)
Noninterest expense	14,388	14,309	1	17,653	(18)
Income before taxes	4,257	8,338	(49)	1,418	200
Taxes on income	1,868	3,127	(40)	446	319
Net income	2,389	5,211	(54)	972	146
Net income available to common shareholders	2,389	4,119	(42)	972	146
Diluted earnings per share	0.12	0.21	(43)	0.05	140
Balance Sheet
Total assets	2,091,694	2,268,264	(8)	2,122,255	(1)
Loans held for sale	7,297	38,765	(81)	31,682	(77)
Noncovered portfolio loans	1,296,317	1,570,866	(17)	1,321,346	(2)
Covered portfolio loans	23,601	33,314	(29)	25,707	(8)
Total deposits	1,677,668	1,806,780	(7)	1,709,578	(2)
Total shareholders' equity	250,509	306,046	(18)	246,056	2
Book value per common share	12.72	12.21	4	12.60	1
Key Ratios
Net interest margin	3.16%	3.82%		3.41%
Efficiency ratio	75.16	58.73		79.68
Total capital to risk-weighted assets	22.67	22.49		21.56
Nonperforming loans to portfolio loans - noncovered	2.50	0.92		2.91
Shareholders' equity to total assets	11.98	13.71		11.59
Tangible common equity to tangible assets*	11.93	10.42		11.54
Return on average assets (annualized)	0.46	0.89		0.18
Return on average common equity (annualized)	3.89	7.00		1.56
Return on average tangible common equity (annualized)**	3.90	7.03		1.56

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information

.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	March 31,	December 31,	March 31,
	2013	2012	2012
Assets
Cash and due from banks	$26,677	$45,045	$24,458
Interest-bearing deposits	317,513	243,034	167,005
Cash and cash equivalents	344,190	288,079	191,463
Securities held to maturity (fair values of $12,539, $13,659, and $13,564, respectively)	11,777	12,797	12,981
Securities available for sale (amortized cost of $348,099, $358,317, and $314,534, respectively)	353,828	364,315	320,879
Loans held for sale	7,297	31,682	38,765
Noncovered loans receivable	1,296,317	1,321,346	1,570,866
Less: Allowance for loan losses	(42,639)	(46,494)	(45,023)
Net noncovered loans receivable	1,253,678	1,274,852	1,525,843
Covered loans receivable (includes loss share: $5,612, $6,714, and $8,638, respectively)	23,601	25,707	33,314
Less: Allowance for loan losses	(214)	(224)	(60)
Net covered loans receivable	23,387	25,483	33,254
Net loans receivable	1,277,065	1,300,335	1,559,097
Accrued interest receivable	6,346	6,365	7,408
Income tax receivable	1,665	24,525	24,544
Premises and equipment, net	21,395	21,691	22,587
Noncovered other real estate	9,422	11,315	19,329
Covered other real estate	2,243	3,643	4,694
Goodwill	1,214	1,214	1,214
Other intangible assets, net	4,869	4,864	4,858
Other assets	50,383	51,430	60,445
Total assets	$2,091,694	$2,122,255	$2,268,264

Liabilities
Deposits:
Noninterest-bearing demand	$416,979	$424,008	$395,141
Interest-bearing demand	125,914	112,012	119,759
Money market accounts	437,629	423,417	349,419
Savings accounts	39,733	37,693	34,679
Time deposits of $100,000 or more	317,270	351,273	464,876
Other time deposits	340,143	361,175	442,906
Total deposits	1,677,668	1,709,578	1,806,780
Accrued interest payable	1,064	1,116	5,016
Other liabilities	9,618	13,180	13,320
Other borrowings	70,872	70,362	55,139
Subordinated debentures	81,963	81,963	81,963
Total liabilities	1,841,185	1,876,199	1,962,218

Shareholders' equity
Serial preferred stock - $1,000 par value; 2,000,000 shares authorized;
0, 0, and 70,000 shares issued and outstanding, respectively	-	-	68,644
Common stock - $1 par value; 40,000,000 shares authorized;
19,692,038, 19,529,705, and 19,445,913 shares issued and outstanding, respectively	19,692	19,530	19,446
Additional paid-in capital	101,622	99,705	98,895
Retained earnings	127,483	125,093	116,765
Accumulated other comprehensive income	1,712	1,728	2,296
Total shareholders' equity	250,509	246,056	306,046
Total liabilities and shareholders' equity	$2,091,694	$2,122,255	$2,268,264

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENS OFOPERATIONS (Dollars in thousands)	Table 3

	For the three months
	ended March 31,
	2013		2012
Interest income
Loans		$17,006	$23,377
Investment securities		1,691	1,946
Other interest-earning assets		240	184
Total interest income		18,937	25,507

Interest expense
Interest-bearing deposits		1,652	2,896
Other borrowings		220	224
Subordinated debentures		1,459	1,538
Total interest expense		3,331	4,658

Net interest income		15,606	20,849

Provision for loan losses		498	1,716

Net interest income after provision for loan losses		15,108	19,133

Noninterest income
Service charges and fees		2,660	2,927
Gain on sales of loans		814	535
Other noninterest income		63	52
Total noninterest income		3,537	3,514

Noninterest expense
Salaries and employee benefits		8,136	7,247
Occupancy		2,574	2,545
FDIC and other insurance		491	783
Other real estate, net		353	372
General and administrative		2,834	3,362
Total noninterest expense		14,388	14,309
Income before taxes		4,257	8,338
Taxes on income		1,868	3,127
Net income		$2,389	$5,211
Net income available to common shareholders		$2,389	$4,119

Basic earnings per common share	$	$ 0.12	$0.21
Diluted earnings per common share		$ 0.12	0.21
Common dividends declared per share		-	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	March 31, 2013			December 31, 2012
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,330,578	$16,514	5.03%	$1,424,512	$18,427	5.15%
Covered loans	24,895	492	8.01	25,860	594	9.14
Investment securities	380,525	1,691	1.80	380,531	1,796	1.88
Other interest-earning assets	268,396	240	0.36	185,136	191	0.41
Total interest-earning assets	2,004,394	18,937	3.83	2,016,039	21,008	4.15
Other assets	87,592			125,027
Total assets	$2,091,986			$2,141,066

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$133,600	$45	0.14%	$105,854	$41	0.15%
Money market accounts	419,635	236	0.23	398,143	327	0.33
Savings accounts	38,721	12	0.13	37,242	14	0.15
Time deposits	683,159	1,359	0.81	747,579	1,632	0.87
Total interest-bearing deposits	1,275,115	1,652	0.53	1,288,818	2,014	0.62
Other borrowings	69,728	220	1.28	67,709	224	1.32
Subordinated debentures	81,963	1,459	7.12	81,963	1,485	7.25
Total interest-bearing liabilities	1,426,806	3,331	0.95	1,438,490	3,723	1.03

Noninterest-bearing demand deposits	403,547			419,086
Other liabilities	12,285			34,990
Shareholders' equity	249,348			248,500
Total liabilities and shareholders' equity	$2,091,986			$2,141,066

Net interest income and spread		$15,606	2.88%		$17,285	3.12%
Net interest margin (1)			3.16%			3.41%
Average interest-earning assets
to average interest-bearing liabilities	140.48%			140.15%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5

	2013	2012
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$819,873	$870,977	$898,453	$931,239	$996,486
One-to-four family residential	73,911	70,952	74,081	74,390	76,287
Real estate construction:
Commercial	139,462	130,753	206,342	211,098	222,678
One-to-four family residential	5,015	3,656	3,438	4,184	3,814
Commercial	232,224	240,498	244,018	263,085	273,324
Installment and consumer:
Guaranteed student loans	4,576	4,680	4,872	5,153	5,276
Other	28,553	31,512	32,710	33,555	31,766
Total noncovered loans, including held for sale	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Less allowance for loan losses	(42,639)	(46,494)	(43,607)	(43,807)	(45,023)
Total noncovered loans, net	$1,260,975	$1,306,534	$1,420,307	$1,478,897	$1,564,608
Covered:
Real estate mortgage:
Commercial	$16,970	$18,298	$20,664	$21,472	$22,607
One-to-four family residential	4,458	4,881	5,059	5,432	5,766
Real estate construction:
Commercial	367	382	419	1,627	2,344
Commercial	1,715	2,037	1,937	2,033	2,401
Installment and consumer	91	109	118	148	196
Total covered loans	23,601	25,707	28,197	30,712	33,314
Less allowance for loan losses	(214)	(224)	(138)	(91)	(60)
Total covered loans, net	$23,387	$25,483	$28,059	$30,621	$33,254
LOANS BY SEGMENT
Oklahoma banking	$628,747	$652,121	$704,916	$751,758	$810,217
Texas banking	495,815	520,481	560,197	588,370	616,455
Kansas banking	195,355	174,451	192,249	189,292	177,508
Subtotal	1,319,917	1,347,053	1,457,362	1,529,420	1,604,180
Secondary market	7,298	31,682	34,749	23,996	38,765
Total loans	$1,327,215	$1,378,735	$1,492,111	$1,553,416	$1,642,945
NONPERFORMING LOANS BY TYPE
Construction & development	$6,409	$3,355	$3,436	$3,608	$3,768
Commercial real estate	13,362	18,337	20,576	4,932	6,821
Commercial	11,861	15,232	1,791	10,878	2,209
One-to-four family residential	651	1,310	949	1,125	1,508
Consumer	73	160	131	176	118
Total nonperforming loans - noncovered	$32,356	$38,394	$26,883	$20,719	$14,424
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$2,000	$2,956	$4,369	$2,979	$3,550
Texas banking	28,817	33,756	19,940	14,894	5,703
Kansas banking	1,539	1,682	2,574	2,846	5,171
Total nonperforming loans - noncovered	$32,356	$38,394	$26,883	$20,719	$14,424
OTHER REAL ESTATE BY TYPE
Construction & development	$215	$215	$445	$2,585	$3,542
Commercial real estate	9,207	11,003	14,130	14,129	14,854
One-to-four family residential	-	97	108	549	933
Total other real estate - noncovered	$9,422	$11,315	$14,683	$17,263	$19,329
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2013	2012
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$1,980	$3,393	$6,178	$6,178	$6,273
Texas banking	7,227	7,227	7,227	9,162	9,846
Kansas banking	215	695	1,278	1,923	3,210
Total other real estate - noncovered	$9,422	$11,315	$14,683	$17,263	$19,329
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$19,968	$22,077	$22,565	$25,563	$33,907
Commercial real estate	60,329	58,549	53,725	71,537	67,654
Commercial	8,220	12,526	9,305	12,753	23,506
One-to-four family residential	1,129	1,147	1,157	1,230	1,253
Consumer	-	62	-	-	-
Total potential problem loans - noncovered	$89,646	$94,361	$86,752	$111,083	$126,320
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$32,246	$30,875	$39,606	$48,038	$44,122
Texas banking	51,978	58,377	43,313	59,368	79,735
Kansas banking	5,422	5,109	3,833	3,677	2,463
Total potential problem loans - noncovered	$89,646	$94,361	$86,752	$111,083	$126,320
LOANS OUT OF MARKET
Net balance of loans out of market:
Arizona	$33,017	$40,326	$41,255	$39,449	$34,749
Iowa	22,659	22,826	22,958	23,022	23,130
California	10,866	9,791	9,684	9,922	10,252
Kentucky	10,144	8,691	7,517	9,455	517
Mississippi	9,170	9,239	9,842	-	-
South Carolina	7,205	7,244	7,283	7,320	-
Tennessee	6,246	6,204	6,232	6,310	6,368
Florida	6,333	6,254	6,204	6,240	6,269
Ohio	4,132	10,438	11,182	11,502	12,650
New Mexico	4,129	3,696	3,696	3,714	3,715
Other	14,136	18,956	19,988	20,314	25,240
Total loans out of market	$128,037	$143,665	$145,841	$137,248	$122,890
Nonperforming loans out of market:
Arizona	$13,419	$11,599	$250	$256	$261
Florida	270	275	281	287	293
Colorado	131	131	131	131	131
Other	-	59	-	-	-
Total nonperforming out of market	$13,820	$12,064	$662	$674	$685
Potential problem loans out of market:
Iowa	$11,792	$11,868	$11,941	$11,970	$12,035
California	524	536	548	559	570
Florida	80	85	90	95	100
Arizona	-	9,037	-	-	-
Total potential problem out of market	$12,396	$21,526	$12,579	$12,624	$12,705
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2013	2012
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$46,718	$43,745	$43,898	$45,083	$44,684
Charge offs	4,651	722	2,653	2,229	1,936
Recoveries	288	610	4,226	1,012	619
Net charge offs (recoveries)	4,363	112	(1,573)	1,217	1,317
Provision for loan losses	498	3,085	(1,726)	32	1,716
Balance, end of period	$42,853	$46,718	$43,745	$43,898	$45,083
NET CHARGE OFFS BY TYPE
Construction & development	$(19)	$(22)	$(1,823)	$(85)	$(42)
Commercial real estate	416	(18)	2,022	91	14
Commercial	3,751	239	(1,894)	1,228	1,211
One-to-four family residential	167	(40)	20	(105)	123
Consumer	48	(47)	102	88	11
Total net charge offs (recoveries) by type	$4,363	$112	$(1,573)	$1,217	$1,317
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$589	$(261)	$5	$(247)	$1,150
Texas banking	3,241	305	857	1,139	227
Kansas banking	533	68	(2,435)	325	(60)
Total net charge offs (recoveries) by segment	$4,363	$112	$(1,573)	$1,217	$1,317

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands)	Table 6

	2013	2012
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.12	$0.05	$0.22	$0.15	$0.21
Diluted earnings per common share	0.12	0.05	0.22	0.15	0.21
Book value per common share	12.72	12.60	12.59	12.35	12.21
Tangible book value per share*	12.66	12.54	12.53	12.29	12.15
COMMON STOCK
Shares issued and outstanding	19,692,038	19,529,721	19,448,312	19,447,202	19,445,913
OTHER FINANCIAL DATA
Investment securities	$365,605	$377,112	$381,499	$340,378	$333,860
Loans held for sale	7,297	31,682	34,749	23,996	38,765
Noncovered portfolio loans	1,296,317	1,321,346	1,429,165	1,498,708	1,570,866
Total noncovered loans	1,303,614	1,353,028	1,463,914	1,522,704	1,609,631
Covered portfolio loans	23,601	25,707	28,197	30,712	33,314
Total assets	2,091,694	2,122,255	2,151,153	2,264,123	2,268,264
Total deposits	1,677,668	1,709,578	1,743,673	1,788,379	1,806,780
Other borrowings	70,872	70,362	66,694	68,477	55,139
Subordinated debentures	81,963	81,963	81,963	81,963	81,963
Total shareholders' equity	250,509	246,056	244,821	309,003	306,046
Mortgage servicing portfolio	356,032	343,397	329,184	305,465	301,378
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	2,424	2,543	2,664	2,785	2,906
Mortgage servicing rights	2,445	2,321	2,122	1,975	1,952
Total intangible assets	$6,083	$6,078	$6,000	$5,974	$6,072
Intangible amortization expense	$410	$283	$283	$282	$296
DEPOSIT COMPOSITION
Non-interest bearing demand	$416,979	$424,008	$429,407	$421,083	$395,141
Interest-bearing demand	125,914	112,012	113,677	119,929	119,759
Money market accounts	437,629	423,417	385,296	361,839	349,419
Savings accounts	39,733	37,693	36,461	35,610	34,679
Time deposits of $100,000 or more	317,270	351,273	389,969	431,317	464,876
Other time deposits	340,143	361,175	388,863	418,601	442,906
Total deposits**	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780

OFFICES AND EMPLOYEES
FTE Employees	412	422	429	430	435
Branches	22	22	23	23	23
Loan production offices	1	1	2	2	2
Assets per employee	$5,077	$5,029	$5,014	$5,265	$5,214
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,677,668	$1,709,578	$1,743,673	$1,788,379	$1,806,780
Less:
Brokered time deposits	5,760	9,865	10,197	12,238	13,307
Other brokered deposits	3,422	3,421	4,421	4,420	6,529
Non-brokered deposits	$1,668,486	$1,696,292	$1,729,055	$1,771,721	$1,786,944
Plus:
Sweep repurchase agreements	45,872	45,362	41,694	43,477	30,139
Core funding	$1,714,358	$1,741,654	$1,770,749	$1,815,198	$1,817,083

Balance sheet amounts are as of period end unless otherwise noted.

a

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 7

	2013	2012
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.46%	0.18%	1.06%	0.73%	0.89%
Return on average common equity (annualized)	3.89	1.56	7.11	5.03	7.00
Return on average tangible common equity
(annualized)*	3.90	1.56	7.15	5.06	7.03
Net interest margin (annualized)	3.16	3.41	3.59	3.71	3.82
Effective tax rate	43.88	31.45	39.73	37.12	37.50
Efficiency ratio	75.16	79.68	64.47	71.82	58.73
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$32,356	$35,104	$26,493	$20,474	$14,324
90 days past due and accruing	-	3,290	390	245	100
Total nonperforming loans	32,356	38,394	26,883	20,719	14,424
Other real estate	9,422	11,315	14,683	17,263	19,329
Total nonperforming assets	$41,778	$49,709	$41,566	$37,982	$33,753
Performing restructured	$512	$290	$281	$328	$1,700
Potential problem loans	$89,646	$94,361	$86,752	$111,083	$126,320
Covered:
Nonaccrual loans	$2,873	$3,595	$4,809	$6,067	$7,015
90 days past due and accruing	-	-	353	-	-
Total nonperforming loans	2,873	3,595	5,162	6,067	7,015
Other real estate	2,243	3,643	4,142	3,825	4,694
Total nonperforming assets	$5,116	$7,238	$9,304	$9,892	$11,709
Performing restructured	$1,854	$2,523	$2,548	$1,701	$-
Potential problem loans	$3,986	$3,155	$1,621	$1,573	$553
ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio
loans (annualized)	1.32%	0.03%	(0.42)%	0.31%	0.32%
Noncovered:
Nonperforming assets to portfolio loans and
other real estate	3.20%	3.73%	2.88%	2.51%	2.12%
Nonperforming loans to portfolio loans	2.50	2.91	1.88	1.38	0.92
Allowance for loan losses to portfolio loans	3.29	3.52	3.05	2.92	2.87
Allowance for loan losses to
nonperforming loans	131.78	121.10	162.21	211.43	312.14
Covered:
Nonperforming assets to portfolio loans and
other real estate	19.80%	24.66%	28.77%	28.64%	30.81%
Nonperforming loans to portfolio loans	12.17	13.98	18.31	19.75	21.06
Allowance for loan losses to portfolio loans	0.91	0.87	0.49	0.30	0.18
Allowance for loan losses to
nonperforming loans	7.45	6.23	2.67	1.50	0.86
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.92%	11.61%	12.31%	13.56%	12.99%
Leverage ratio	15.59	15.01	14.49	16.84	16.20
Tier 1 capital to risk-weighted assets	22.25	20.28	19.36	22.24	21.21
Total capital to risk-weighted assets	23.54	21.56	20.64	23.52	22.49
Tangible common equity to tangible assets***	11.93	11.54	11.33	10.56	10.42
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 7 Continued

	2013	2012
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
REGULATORY CAPITAL DATA
Tier I capital	$324,659	$319,665	$317,665	$382,263	$378,949
Total capital	343,562	339,964	338,739	404,252	401,808
Total risk adjusted assets	1,459,465	1,576,521	1,641,121	1,719,058	1,786,282
Average total assets	2,082,789	2,130,035	2,192,579	2,269,640	2,339,784
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$250,509	$246,056	$244,821	$309,003	$306,046
Less:
Goodwill	1,214	1,214	1,214	1,214	1,214
Preferred stock	-	-	-	68,837	68,644
Tangible common equity	$249,295	$244,842	$243,607	$238,952	$236,188
Total assets	$2,091,694	$2,122,255	$2,151,153	$2,264,123	$2,268,264
Less goodwill	1,214	1,214	1,214	1,214	1,214
Tangible assets	$2,090,480	$2,121,041	$2,149,939	$2,262,909	$2,267,050
Tangible common equity to tangible assets	11.93%	11.54%	11.33%	10.56%	10.42%

Balance sheet amounts and ratios are as of period end unless otherwise noted.